Processa Pharmaceuticals

27 June 2025

Mr. George Magrath
Chief Executive Officer
Opus Genetics, Inc. (previously Ocuphire Pharma, Inc.)
8 Davis Drive, Suite 220
Durham, NC 27709

Re: Termination of Licensing Agreement

Dear Mr. Magrath:

Effective today, Processa Pharmaceuticals is invoking its right to terminate the Licensing Agreement between Ocuphire Pharma, Inc., and Processa Pharmaceuticals, Inc., dated June 16, 2021 [("License Agreement), and this is Processa's notice of termination of the License Agreement.]. As per section 11.2 of the Agreement, Processa may terminate the [License Agreement] by providing 120 days' written notice.

Processa rescinds all rights and licenses previously granted to us. We shall return any original documents in our possession and/or destroy any copies, if requested.

We kindly request that you review and sign the Notice of Termination of License Agreement and Acknowledgement of Receipt of our request to terminate.

Should you have any issues, questions, or concerns regarding this, please feel free to reach out to us.

Kind regards,

Wendy Guy

Wendy Guy
Chief Administrative Officer

NOTICE OF TERMINATION OF LICENSE AGREEMENT
AND
ACKNOWLEDGEMENT OF RECEIPT

This notice of Termination of License Agreement and Acknowledgement of Receipt is made as of this 27 day of June 2025 by Processa Pharmaceuticals, Inc., (Processa) a Delaware corporation, having its principal place of business at 601 21st Street, Suite 300, Vero Beach, FL 32960 and Ocuphire Pharma, Inc., (Ocuphire) a Delaware Corporation having its principal place of business at 8 Davis Drive, Suite 220, Durham, NC 27709. Each of Processa and Ocuphire may be referred to as a Party, and collectively as the Parties.

WHEREAS the Parties entered into a License Agreement effective as of June 16, 2021 ("License Agreement"); and

WHEREAS Processa desires to give Notice of Termination of the License Agreement, effective as of June 27, 2025; and

WHEREAS Ocuphire is prepared to provide an Acknowledgement of Receipt of Notice of Termination of License Agreement.

Therefore, the Parties agree:

1. Pursant to Section 11.2 of the License Agreement, Processa gives 120 days written Notice of Termination of the License Agreement as of June 27, 2025 ("the Termination Date").
2. Processa and Ocuphire acknowledge that the Notice delivery provisions of Section 11.2 of the License Agreement are deemed satisfied upon the signature of the Parties to this Notice of Termination of License Agreement and Acknowledgement of Receipt.
3. This Notice of Termination and License Agreement and Acknowledgement of Receipt may be executed in counterparts and each counterpart shall be deemed an original.

The parties have caused this notice of Termination of License Agreement and Acknowledgement of Receipt to be executed by their duly authorized representations below.

Processa Pharmaceuticals, Inc.

Wendy Guy
____
Wendy Guy
Chief Administrative Officer

Opus Genetics, Inc.

____
George Magrath
Chief Executive Officer